Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-195847) and related Prospectus of Westmoreland Coal Company for the registration of 700,000 shares of its common stock and to the incorporation by reference therein of our reports dated February 28, 2014 (except for Note 18, as to which the date is August 6, 2014), with respect to the consolidated financial statements of Westmoreland Coal Company and subsidiaries, and our reports dated February 28, 2014 with respect to the consolidated financial statements of Westmoreland Resources, Inc. and subsidiary, Westmoreland Energy LLC and subsidiaries, and Westmoreland Kemmerer, Inc., and the effectiveness of internal control over financial reporting of Westmoreland Coal Company and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Denver, Colorado
September 5, 2014